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                                                                EXHIBIT 10.12




                   ELEVENTH AMENDMENT TO AMENDED AND RESTATED
                              MEDAPHIS CORPORATION
                         NON-QUALIFIED STOCK OPTION PLAN


         THIS AMENDMENT is effective as of August 8, 1996, and is made by MEDAPHIS CORPORATION, a corporation organized and doing business under the laws of the State of Delaware (the "Company").

                              W I T N E S S E T H:

         WHEREAS, the Company has previously adopted the Amended and Restated Medaphis Corporation Non-Qualified Stock Option Plan (the "Plan");

         WHEREAS, the First Amendment to the Plan, which increased the number of shares available for grant, became effective on January 30, 1992;

         WHEREAS, the Second Amendment to the Plan, which formally allowed the Committee authorized to administer the Plan, upon the exercise of an option by an optionee, to withhold amounts necessary to satisfy state and federal tax withholding requirements applicable to such exercise, became effective on August 5, 1992;

         WHEREAS, the Third Amendment to the Plan, which increased the number of shares available for grant thereunder and provided that future options be granted at a price not less than fair market value as of the date of grant, became effective on April 29, 1993;

         WHEREAS, the Fourth Amendment to the Plan, which effected certain changes to the Plan designed to preserve the Company's ability to account for certain transactions under the "pooling of interests" accounting method, became effective on July 22, 1993;

         WHEREAS, the Fifth Amendment to the Plan, which permitted the options granted pursuant to the Plan to be transferable by the optionee only by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, became effective on December 15, 1993;

         WHEREAS, the Sixth Amendment to the Plan, which increased the number of shares available for grant, became effective on April 27, 1994;

         WHEREAS, the Seventh Amendment to the Plan, which increased the number of shares available for grant, became effective on April 27, 1995;

         WHEREAS, the Eighth Amendment to the Plan, which increased the number of shares available for grant and limited the maximum number of options available for grant to any one individual, became effective on May 1, 1996;
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         WHEREAS, the Ninth Amendment to the Plan, which formally allowed the
Committee authorized to administer the Plan to amend the Plan without the approval of the stockholders of the Company if such amendment would not alter the rights of any participant under the Plan who is subject to Rule 16b-3 of the Securities and Exchange Act of 1934, as amended, and further, formally allowed the Committee authorized to administer the Plan to adjust the time periods set forth in Section 5(f) of the Plan, became effective as of August 24, 1995;

         WHEREAS, the Tenth Amendment to the Plan, which formally provided that the Plan would be administered by the Compensation Committee of the Company, to consist of "disinterested persons" as defined in Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and "outside directors" as provided for in
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder, became effective as of May 1, 1996; and

         WHEREAS, the Compensation Committee of the Company has authorized an amendment to the Plan to clarify that absent specific action of the Compensation Committee of the Company, options cease vesting immediately upon a participant's termination of employment (other than as a result of death or disability within the meaning of Code Section 22(e)(3) in which case the vesting of such options accelerates), and to allow the Compensation Committee of the Company to permit a participant under the Plan not subject to Rule 16b-3 of the Securities Exchange Act of 1934, as amended, nevertheless to continue vesting in any of such participant's stock options granted pursuant to the Plan subsequent to termination of employment.

         NOW, THEREFORE, BE IT RESOLVED, that Section 5(f) of the Plan is hereby amended by deleting Section 5(f) of the Plan in its entirety, and replacing it with the following:

         "(f) provide that if the optionee ceases to be an employee of the Company or any parent or subsidiary corporation of the Company (other than as a result of a Change of Control event or death or disability within the meaning of Code Section 22(e)(3)), before the option is fully vested, any portion of the option which is not fully vested on the date of such termination of employment shall be automatically forfeited as of such employment termination date, and the vested portion of the option which is unexercised shall expire, terminate and become unexercisable upon the expiration of three (3) months from the date on which the optionee ceases to be an employee of the Company or of any parent or subsidiary corporation of the Company; provided, however, that the Compensation Committee, in its sole and absolute discretion, may permit an optionee who is not subject to Rule 16b-3 of the Securities Exchange Act of 1934, as amended, to continue vesting in all or any portion of such option subsequent to termination of employment with the Company or any parent or subsidiary corporation of the Company; and

         (g) provide that if the optionee ceases to be an employee of the Company or any parent or subsidiary corporation of the Company by reason of death or disability (within the meaning of Code Section 22(e)(3)), as determined in the sole and absolute judgment of the Company, before the option is fully vested, the option or any portion thereof which is unexercised shall immediately be and become fully exercisable without regard to the vesting schedule set forth herein and shall expire, terminate and become unexercisable after the expiration of six (6)

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         months from the date the optionee ceases to be employed by the Company or any parent or subsidiary corporation of the Company."

         Except as specifically amended by this Eleventh Amendment, the Plan shall remain in full force and effect as prior to this Eleventh Amendment.

         IN WITNESS WHEREOF, the Company has caused this Eleventh Amendment to be executed on the day and year first above written.

                                        MEDAPHIS CORPORATION


                                        By: /s/ Michael R. Cote
                                            ------------------------------------
                                            Michael R. Cote
                                            Senior Vice President, Finance and
                                            Chief Financial Officer



ATTEST:


By: /s/ William R. Spalding
    -------------------------------------
    William R. Spalding
    Senior Vice President, Administration
    and General Counsel

    [Corporate Seal]






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